Pauze Funds
                         Accounting Services Agreement
                          Schedule A - Amendment No. 1

                           Portfolio and Fee Schedule

Portfolios Covered by Accounting Services Agreement:

     Pauze U.S. Government Total Return Bond Fund
     Pauze U.S. Government Intermediate Term Bond Fund
     Pauze U.S. Government Short Term Bond Fund
     Pauze Tombstone Fund

Annual Fee for Accounting Services:

                                    $178,000

Plus standard out-of-pocket expenses including (but not limited to): postage, courier, telephone, travel, Fund specific costs related to Fund/SERV and Networking, printing, copying, and other standard miscellaneous items.


May 1, 1997
-----------                             -----------------------------------
Date                                    By:  Philip C. Pauze
                                             Pauze Funds


                                        -----------------------------------
                                        By:  Terence P. Smith
                                             Declaration Service Company